                                 EXHIBIT 10.3

                     FORM OF MANAGEMENT AGREEMENT BETWEEN
        WELLS REAL ESTATE FUND XIII AND WELLS MANAGEMENT COMPANY, INC.

                             MANAGEMENT AGREEMENT
                             --------------------

     THIS AGREEMENT is made and entered into as of the ____ day of _________, 2001, between WELLS REAL ESTATE FUND XIII, L.P., a Georgia limited partnership ("Owner"), and WELLS MANAGEMENT COMPANY, INC., a Georgia corporation with offices in Norcross, Georgia ("Manager").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Owner intends to raise money from the sale of limited partnership interests for the acquisition or construction of income-producing improvements on several tracts as yet unspecified but to be acquired by Owner (the "Partnership Properties"); and

     WHEREAS, Owner intends to employ Manager to manage any leasable improvements that may be constructed on the Partnership Properties; and

     WHEREAS, Owner and Manager are entering into this Agreement to establish the terms and conditions for such services.

     NOW, THEREFORE, in consideration of the mutual covenants herein, the parties agree as follows:

                                  ARTICLE I.
                                  DEFINITIONS

     Except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement, and the definitions of such terms are equally applicable both to the singular and plural forms thereof:

     1.1 "Gross Revenues" means all amounts actually collected as rents or other charges for the use and occupancy of Partnership Properties, but shall exclude interest and other investment income of Owner and proceeds received by Owner from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of Owner.

     1.2 "Improvements" means all buildings, structures and equipment from time to time located on Partnership Properties and all parking and common areas located on Partnership Properties.

     1.3 "Lease" means, unless the context otherwise requires, any lease or sublease made by Owner as landlord or by its predecessor.

     1.4 "Management Fee" means the fee payable to Manager for its services hereunder.

     1.5 "Partnership Properties" means all tracts as yet unspecified but to be acquired by Owner containing income-producing improvements or on which Owner will construct income-producing improvements.

                                  ARTICLE II.
               APPOINTMENT OF MANAGER; SERVICES TO BE PERFORMED

     2.1  Appointment of Manager.  Owner hereby engages and retains Manager as
          ----------------------
the sole and exclusive agent and manager of the Partnership Properties and Manager hereby accepts such appointment on the terms and conditions hereinafter set forth, it being understood that this Agreement shall cause Manager to be, at law, Owner's agent upon the terms contained herein.

     2.2  General Duties.  Manager shall devote its best efforts to performing
          --------------
its duties hereunder to manage, operate and maintain the Partnership Properties in a diligent, careful and vigilant manner. The services of Manager are to be of scope and quality not less than those generally performed by professional property managers of other similar properties in the area. Manager shall make available to Owner the full benefit of the judgment, experience and advice of the members of Manager's organization and staff with respect to the policies to be pursued by Owner relating to the operation of the Partnership Properties.

     2.3  Specific Duties.  Manager's duties include the following:
          ---------------

          (a) Lease Obligations.  Manager shall perform all duties of the
              -----------------
landlord under all leases insofar as such duties relate to operation, maintenance, and day-to-day management. Manager shall also provide or cause to be provided, at Owner's expense, all services normally provided to tenants of like premises, including where applicable and without limitation, gas, electricity or other utilities required to be furnished to tenants under leases, normal repairs and maintenance, and cleaning and janitorial service. Manager shall arrange for and supervise the performance of all installations and improvements in space leased to any tenant which are either expressly required under the terms of the lease of such space or which are customarily provided to tenants.

          (b) Maintenance.  Manager shall cause the Partnership Properties to be
              -----------
maintained in the same manner as similar properties in the area. Manager's duties and supervision in this respect shall include, without limitation, cleaning of the interior and the exterior of the Improvements and the public common areas on the Partnership Properties and the making and supervision of repair, alterations and decoration of the Improvements, subject to and in strict compliance with this Agreement and the Leases. Non-budgeted expenses for any individual item of work which are not reimbursed by a tenant shall not exceed the sum of $1,000 unless specifically authorized in advance by Owner, provided that emergency repairs which are immediately necessary for the preservation or safety of the Partnership Properties, or for the safety of occupant or other persons, or required to avoid the suspension of any necessary service of the Partnership Properties may be made by Manager without prior approval of Owner if under the circumstances Owner cannot be conveniently notified before the required emergency repairs must be done.

          (c) Notice of Violations.  Manager shall forward to Owner promptly
              --------------------
upon receipt all notices of violation or other notices from any governmental authority, and board of fire underwriters or any insurance company, and shall make such recommendations regarding compliance with such notice as shall be appropriate.

          (d) Personnel.  In the event Owner notifies Manager of the necessity
              ---------
of Manager employing additional personnel to manage the Partnership Properties, Manager shall cause to be hired personnel to maintain and operate the Partnership Properties. The persons so hired shall be the employees or independent contractors of Manager and not of Owner. Manager shall use due care in the selection and supervision of such employees or independent contractors and shall not pay such employees or independent contractors out of operating revenues from the Partnership Properties. Manager shall be responsible for the preparation of and shall timely file all payroll tax reports and timely make payments of all withholding and other payroll taxes with respect to each employee.

          (e) Utilities and Supplies.  Manager shall, on behalf of Owner, enter
              ----------------------
into or renew contracts for electricity, gas, steam, landscaping, fuel, oil, maintenance and other services as are customarily furnished or rendered in connection with the operation of similar rental property in the area, or as it, in its reasonable judgment, shall deem prudent, provided that Manager shall submit to Owner for its approval such contracts for items of expense which are not reimbursable by tenants. Unless Owner notifies Manager of its disapproval of any such contract within 10 days after receipt thereof, Owner shall be deemed to have approved such contract. Manager shall also purchase all supplies which Manager shall deem necessary to maintain and operate the Partnership Properties, provided that no such purchase which is not in the ordinary course of business or which is of a nature not reimbursed by tenants shall be made by Manager without the prior consent of Owner. The non-budgeted purchase of supplies calling for an aggregate purchase price in excess of $1,000, which amount is not reimbursed by tenants, shall not be made without the prior consent of Owner.

          (f) Expenses.  Manager shall analyze all bills received for services,
              --------
work and supplies in connection with maintaining and operating the Partnership Properties, pay all such bills, and, if requested by Owner, pay, when due, utility and water charges, sewer rent and assessments, and any other amount payable in respect to the Partnership Properties. All bills shall be paid by Manager within the time required to obtain discounts, if any. Owner may from time to time request that Manager forward certain bills to Owner promptly after receipt, and Manager shall comply with any such request. It is understood that the payment of real property taxes and assessment and insurance premiums will be paid out of the Account (as hereinafter defined) by Manager at the direction of Owner. All expenses shall be billed at net cost (i.e., less all rebates,
                                                  ---
commissions, discounts and allowances, however designed).

          (g) Monies Collected.  Manager shall collect all rent and other monies
              ----------------
from tenants and any sums otherwise due Owner with respect to the Partnership Properties in the ordinary course of business. In collecting such monies, Manager shall inform tenants of the Partnership Properties that all remittances are to be in the form of a check or money order. Owner authorizes Manager to request, demand, collect and receipt for all such rent and other monies and to institute legal proceedings in the name of Owner for the collection thereof and for the dispossession of any tenant in default under its lease. Manager shall not, however, compromise with any tenant or waive Owner's rights under any lease without Owner's consent.

          (h) Banking Accommodations.  Manager shall establish and maintain a
              ----------------------
separate checking account (the "Account"). All monies deposited from time to time in the Account shall be deemed to be trust funds and shall be and remain the property of Owner and shall be withdrawn and disbursed by Manager for the account of Owner only as expressly permitted by this Agreement for the purposes of performing the obligations of Manager hereunder. No monies collected by Manager on Owner's behalf shall be commingled with funds of Manager. The Account shall be maintained, and monies shall be deposited therein and withdrawn therefrom, in accordance with the following:

              (i) All sums received from rents and other income from the Partnership Properties shall be promptly deposited by Manager in the Account. Manager shall have the right to designate two or more persons who shall be authorized to draw against the Account, but only for purposes authorized by this Agreement.

              (ii) All sums due to Manager hereunder, whether for compensation, reimbursement for expenditures, or otherwise, as herein provided, shall be a charge against the operating revenues of the Partnership Properties and shall be paid and/or withdrawn by Manager from the Account prior to the making of any other disbursements therefrom.

               (iii) By the 20th day of each month, Manager shall forward to Owner net operating proceeds from the preceding month, retaining at all times, however, a reserve of $3,000.

          (i)  Tenant Complaints.  Manager shall maintain business-like
               -----------------
relations with the tenants of the Partnership Properties.

          (j)  Partnership Agreement.  Manager has received a copy of Owner's
               ---------------------
Agreement of Limited Partnership (the "Partnership Agreement") and is familiar with the terms thereof. Manager shall use reasonable care to avoid any act or omission which, in the performance of its duties hereunder, shall in any way conflict with the terms of the Partnership Agreement.

          (k)  Signs.  Manager shall place and remove, or cause to be placed and
               -----
removed, such signs upon the Partnership Properties as Manager deems appropriate, subject, however, to the terms and conditions of the Leases and to any applicable ordinances and regulations.

          (l)  Other Services.  Manager shall recommend from time to time to
               --------------
Owner such procedures with respect to Partnership Properties as Manager may deem advisable for the most efficient and economic management services which normally are performed in connection with the operation of first-class office and commercial buildings or other buildings, as applicable, and perform all services normally provided to similar premises, without additional charges to Owner.

     2.4  Approval of Leases, Contracts, Etc.  Manager shall not approve the
          ----------------------------------
execution of or otherwise enter into or bind Owner with respect to leases or any contract or agreement without the prior consent of Owner; provided that without such consent, except to the extent required under Section 2.3(e), Manager may enter into any contracts or agreements (excluding Leases of space in the Partnership Properties) on behalf of Owner in the ordinary course of the management, operation and maintenance of the Partnership Properties for the obtaining of utility, maintenance or other services to tenant; and further provided that without such consent, Manager may enter into any contracts or agreements on behalf of Owner, in the case of casualty, breakdown in machinery or other similar emergency, if in the opinion of Manager emergency action or immediate approval for the commencement of repairs is necessary to prevent additional damage or greater total expenditure or to protect the Partnership Properties from damage or prevent default on the part of Owner under any of the Leases, in which event such action taken shall be taken concurrently with prompt notice to Owner.

     2.5  Accounting, Records and Reports.
          -------------------------------

          (a) Records.  Manager shall maintain all office records and books of
              -------
account and shall record therein, and keep copies of, each invoice received for services, work and supplies ordered in connection with the maintenance and operation of the Partnership Properties. Such records shall be maintained on a double entry basis. Owner and persons designated by Owner shall at all reasonable times have access to and the right to audit and make independent examinations of such records, books and accounts and all vouchers, files and all other material pertaining to the Partnership Properties and this Agreement, all of which Manager agrees to keep safe, available and separate from any records not pertaining to Partnership Properties, at a place recommended by Manager and approved by Owner.

          (b) Monthly Reports.  On or before the 15th day of each month
              ---------------
following the month for which such report or statement is prepared and during the term of this Agreement, Manager shall prepare and submit to Owner the following reports and statements:

               (i) Rental collection record in a form to be agreed upon by Manager and Owner;

               (ii) Monthly operating statement in a form to be agreed upon by Manager and Owner;

               (iii) Copy of cash disbursements ledger entries for such month;

               (iv)  Copy of cash receipts ledger entries for such month;

               (v) The original copies of all contracts entered into by Manager on behalf of Owner during such month; and

               (vi) Copy of ledger entries for such month relating to security deposits maintained by Manager.

          (c)  Budgets and Leasing Plans.  Not later than 30 days before the
               -------------------------
anniversary of this Agreement and any extensions thereof, Manager shall prepare and submit to Owner for its approval an operating budget and a marketing and leasing plan on the Partnership Properties for the calendar year immediately following such submission. The budget and leasing plan shall be in the form of the budget and plan approved by Owner prior to the date thereof. As often as reasonably necessary during the period covered by any such budget, Manager may submit to Owner for its approval an updated budget or plan incorporating such changes as shall be necessary to reflect cost over-runs and the like during such period. If Owner does not disapprove any such budget within 30 days after receipt thereof by Owner, such budget shall be deemed approved. If Owner shall disapprove any such budget or plan, it shall so notify Manager within said 30-day period and explain the reasons therefor.

          (d)  Returns Required by Law.  Manager shall execute and file when due
               -----------------------
all forms, reports, and returns required by law relating to the employment of its personnel.

          (e)  Notices.  Promptly after receipt, Manager shall deliver to Owner
               -------
all notices from any tenant, or any governmental authority, that are not of a routine nature. Manager shall also report expeditiously to Owner notice of any extensive damage to any part of the Partnership Properties.

                                 ARTICLE III.
                                   EXPENSES

     3.1  Owner's Expenses.  Except as otherwise specifically provided, all
          ----------------
costs and expenses incurred hereunder by Manager shall be for the account of and on behalf of Owner. Such costs and expenses may include salaries and other employee-related expenses, and all legal, travel and other out-of-pocket expenses which are directly related to the management of specific Partnership Property, to the extent permitted by the Statement of Policy Regarding Real Estate Programs adopted by the North American Securities Administrators Association, Inc. on October 9 and 12, 1988, effective January 1, 1989, as amended. All costs and expenses for which Owner is responsible under this Agreement, shall be paid by Manager out of the Account. In the event said account does not contain sufficient funds to pay all said expenses, Owner shall fund all sums necessary to meet such additional costs and expenses.

     3.2  Manager's Expenses.  Manager shall, out of its own funds, pay all of
          ------------------
its general overhead and administrative expenses.

                                  ARTICLE IV.
                             MANAGER'S COMPENSATION

     4.1  Management Fee.  Commencing on the date hereof, Owner shall pay
          --------------
Manager, as compensation for its services hereunder, an amount equal to two and one-half percent (2.5%) of the Gross Revenues paid monthly from the rental income received from Partnership Properties, over the term of this Agreement ("Management Fee").

     4.2  Audit Adjustment.  If any audit of the records, books or accounts
          ----------------
relating to the Partnership Properties discloses an overpayment or underpayment of Management Fees, Owner or Manager shall promptly pay to the other party the amount of such overpayment or underpayment, as the case may be. If such audit discloses an overpayment of Management Fees for any fiscal year of more than the correct Management Fees for such fiscal year, Manager shall bear the cost of such audit.

                                  ARTICLE V.
                         INSURANCE AND INDEMNIFICATION

     5.1  Insurance to be Carried.
          -----------------------

          (a) The Partnership Properties shall be insured by Owner against such hazards as Owner shall deem appropriate, but in any event insurance sufficient to comply with the Leases and the Partnership Agreement shall be maintained. All liability policies shall provide sufficient insurance satisfactory to both Owner and Manager and shall contain waivers of subrogation for the benefit of Manager.

          (b) Manager shall obtain and keep in full force and effect, in accordance with the laws of the state in which each Partnership Property is located, employer's liability insurance applicable to and covering all employees of Manager at the Partnership Properties and all persons engaged in the performance of any work required hereunder, and Manager shall furnish Owner certificates of insurers naming Owner as a co-insured and evidencing that such insurance is in effect. If any work under this Agreement is subcontracted as permitted herein, Manager shall include in each subcontract a provision that the subcontractor shall also furnish Owner with such a certificate.

     5.2  Cooperation with Insurers.  Manager shall cooperate with and provide
          -------------------------
reasonable access to the Partnership Properties to representatives of insurance companies and insurance brokers or agents with respect to insurance which is in effect or for which application has been made. Manager shall use its best efforts to comply with all requirements of insurers.

     5.3  Accidents and Claims.  Manager shall promptly investigate and shall
          --------------------
report in detail to Owner all accidents, claims for damage relating to the ownership, operation or maintenance of the Partnership Properties, and any damage or destruction to the Partnership Properties and the estimated costs of repair thereof, and shall prepare for approval by Owner all reports required by an insurance company in connection with any such accident, claim, damage, or destruction. Such reports shall be given to Owner promptly and any report not so given within 10 days after the occurrence of any such accident, claim, damage or destruction shall be noted in the monthly report delivered to Owner pursuant to Section 2.5(b). Manager is authorized to settle any claim against an insurance company not exceeding $500 arising out of any policy and, in connection with such claim, to execute proofs of loss and adjustments of loss and to collect and receipt for loss proceeds. If a claim against an insurance company exceeds $500, Manager shall take no action specified in the immediately preceding sentence with respect thereto without the approval of Owner.

     5.4  Indemnification.  Manager shall hold Owner harmless from and indemnify
          ---------------
and defend Owner against any and all claims or liability for any injury or damage to any person or property whatsoever for which Manager is responsible occurring in, on, or about the Partnership Properties, including, without limitation, the Improvements when such injury or damage shall be caused by the negligence of Manager, its agents, servants, or employees, except to the extent that Owner recovers insurance proceeds with respect to such matter. Owner will indemnify and hold Manager harmless against all liability for injury to persons and damage to property caused by Owner's negligence and which did not result from the negligence or misconduct of Manager, except to the extent Manager recovers insurance proceeds with respect to such matter.

                                  ARTICLE VI.
                               TERM, TERMINATION

     6.1  Term.  This Agreement shall commence on the date first above written
          ----
and shall continue until terminated in accordance with the earliest to occur of the following:

          (a) One year from the date of the commencement of the term hereof. However, this Agreement will be automatically extended for an additional one year period at the end of each year unless Owner or Manager gives written notice of its intention to terminate the Agreement within 60 days prior to each one-year anniversary date;

          (b) 60 days after prior written notice of intention to terminate the Agreement given by Owner or Manager;

          (c) Upon any change in control of Manager, unless Owner consents to such change; or

          (d) Immediately upon the occurrence of any of the following:

              (i)   A decree or order is rendered by a court having jurisdiction
          (A) adjudging Manager as bankrupt or insolvent, or (B) approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for Manager under the federal bankruptcy laws or any similar applicable law or practice, or
          (C) appointing a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of Manager or a substantial part of the property of Manager, or for the winding up or liquidation of its affairs, or

               (ii) Manager (A) institutes proceedings to be adjudicated a voluntary bankrupt or an insolvent, (B) consents to the filing of a bankruptcy proceeding against it, (C) files a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or relief under any similar applicable law or practice, (D) consents to the filing of any such petition, or to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency for it or for a substantial part of its property, (E) makes an assignment for the benefit of creditors, (F) is unable to or admits in writing its inability to pay its debts generally as they become due unless such inability shall be the fault of Owner, or (G) takes corporate or other action in furtherance of any of the aforesaid purposes.

     Upon termination, the obligations of the parties hereto shall cease, provided that Manager shall comply with the provisions hereof applicable in the event of termination and shall be entitled to receive all compensation which may be due Manager hereunder up to the date of such termination, and provided, further, that if this Agreement terminates pursuant to clause (d) above, Owner shall have other remedies as may be available at law or in equity.

     6.2  Manager's Obligations after Termination.  Upon the termination of this
          ---------------------------------------
Agreement, Manager shall have the following duties:

          (a) Manager shall deliver to Owner, or its designee, all books and records with respect to the Partnership Properties.

          (b) Manager shall transfer and assign to Owner, or its designee, all service contracts and personal property relating to or used in the operation and maintenance of the Partnership Properties, except personal property paid for and owned by Manager. Manager shall also, for a period of 60 days immediately following the date of such termination, make itself available to consult with and advise Owner, or its designee, regarding the operation and maintenance of the Partnership Properties.

          (c) Manager shall render to Owner an accounting of all funds of Owner in its possession and shall deliver to Owner a statement of Management Fees claimed to be due Manager and shall cause funds of Owner held by Manager relating to the Partnership Properties to be paid to Owner or its designee.

                                 ARTICLE VII.
                                 MISCELLANEOUS

     7.1  Notices.  All notices, approvals, consents and other communications
          -------
hereunder shall be in writing, and, except when receipt is required to start the running of a period of time, shall be deemed given when delivered in person or on the fifth day after its mailing by either party by registered or certified United States mail, postage prepaid and return receipt requested, to the other party, at the addresses set forth after their respective name below or at such different addresses as either party shall have theretofore advised the other party in writing in accordance with this Section 7.1.

          Owner:    WELLS REAL ESTATE FUND XIII, L.P.
                    c/o Wells Capital, Inc.
                    General Partner
                    6200 The Corners Parkway, Suite 250
                    Norcross, Georgia  30092

          Manager:  WELLS MANAGEMENT COMPANY, INC.
                    6200 The Corners Parkway, Suite 250
                    Norcross, Georgia  30092

     7.2  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Georgia.

     7.3  Assignment.  Manager may delegate partially or in full its duties and
          ----------
rights under this Agreement but only with the prior written consent of Owner. Except as provided in the immediately preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

     7.4  No Waiver.  The failure of Owner to seek redress for violation or to
          ---------
insist upon the strict performance of any covenant or condition of this Agreement, shall not constitute a waiver thereof for the future.

     7.5  Amendments.  This Agreement may not be amended without the vote of a
          ----------
majority in interest of the Limited Partners of Owner and only by an instrument in writing signed by the party against whom enforcement of the amendment is sought.

     7.6  Headings.  The headings of the various subdivisions of this Agreement
          --------
are for reference only and shall not define or limit any of the terms or provisions hereof.

     7.7  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     7.8  Entire Agreement.  This Agreement contains the entire understanding
          ----------------
and all agreements between Owner and Manager respecting the management of the Partnership Properties. There are no representations, agreements, arrangements or understandings, oral or written, between Owner and Manager relating to the management of the Partnership Properties that are not fully expressed herein.

     7.9  Disputes.  If there shall be a dispute between Owner and Manager
          --------
relating to this Agreement resulting in litigation, the prevailing party in such litigation shall be entitled to recover from the other party to such litigation such amount as the court shall fix as reasonable attorneys' fees.

     7.10 Activities of Manager.  The obligations of Manager pursuant to the
          ---------------------
terms and provisions of this Agreement shall not be construed to preclude Manager from engaging in other activities or business ventures, whether or not such other activities or ventures are in competition with the Partnership Properties or the business of Owner.

     7.11 Independent Contractor.  Manager and Owner shall not be construed as
          ----------------------
joint venturers or partners of each other pursuant to this Agreement, and neither shall have the power to bind or obligate the other except as set forth herein. In all respects, the status of Manager to Owner under this Agreement is that of an independent contractor.

           (THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

OWNER                               MANAGER
-----                               -------

WELLS REAL ESTATE FUND XIII, L.P.   WELLS MANAGEMENT COMPANY, INC.
A Georgia Limited Partnership       A Georgia Corporation

By: WELLS CAPITAL, INC.,
    A Georgia Corporation           By:_____________________________
    General Partner                        Leo F. Wells, III
                                           President
    By:______________________
        Leo F. Wells, III
        President
                                    Attest:_________________________
                                    Name:___________________________
                                    Title:__________________________
    Attest:__________________
    Name:____________________
    Title:___________________


By:__________________________
    LEO F. WELLS, III
    General Partner